UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 22, 2005

FiberNet Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-7841	52-2255974
(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 405-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) On August 22, 2005, we entered into an amendment (the “Amendment”) to each of (1) the Amended and Restated Credit Agreement, dated as of February 9, 2001 (as amended, the “Credit Agreement”), among our subsidiaries, FiberNet Operations, Inc. and Devnet L.L.C. (together, the “Borrowers”), the financial institutions party to the Credit Agreement as lenders (collectively, the “Lenders”), Deutsche Bank AG New York Branch, as administrative agent for the Lenders (the “Administrative Agent”), TD Securities (USA) Inc., as syndication agent for the Lenders, and Wachovia Investors, Inc., as documentation agent for the Lenders, and (2) the Amended and Restated Parent Guaranty Agreement, dated as of February 9, 2001 (as amended, the “Parent Guaranty Agreement”), by us in favor of the Administrative Agent.

Pursuant to the Amendment, the Lenders have waived the requirement that we issue securities in an amount sufficient to result in net proceeds of at least $6,500,000. The Lenders have also agreed to extend the amortization schedule under the Credit Agreement such that we have until August 2006 to prepay $3,000,000 under the Credit Agreement, with the balance due in February 2007 and no other principal payments required until such times. Additionally, the Amendment changes the interest rate on the loans to a fixed rate of 8.5%, which rate will increase by 25 basis points on a quarterly basis beginning January 1, 2006 until the date of maturity. We have also agreed to permit a representative of the Lenders to attend and observe our Board of Directors meetings. The Amendment requires that the Borrowers deliver to the Lenders a strategic plan on or before November 20, 2005 and a business plan on or before March 31, 2006. In addition, the Amendment provides that Jon A. DeLuca, our President and Chief Executive Officer, shall be deemed a “key employee” under the Credit Agreement, such that his failure to serve in those offices would be considered an event of default.

Attached as Exhibit 99.1 is a copy of a press release dated August 23, 2005 announcing the Amendment.

(b) On August 22, 2005, we entered into an extension of the Consulting Agreement, dated as of February 1, 2005 (the “Consulting Agreement”), between Michael S. Liss, our Chairman of the Board of Directors, and us. Pursuant to the extension, the term of the Consulting Agreement has been extended through October 31, 2005.

Item	9.01 Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Press Release dated August 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIBERNET TELECOM GROUP, INC.

By:	/s/ Edward Granaghan
Name:	Edward Granaghan
Title:	Senior Vice President—Finance and
Chief Financial Officer

Date: August 23, 2005